SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA		19020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 6, 2007, Greenwood Financial, Inc. (“Greenwood Financial”), a wholly-owned subsidiary of Orleans Homebuilders, Inc. (the “Company”), and certain affiliates of Greenwood Financial (collectively, the “Borrowers”), the Company, as guarantor, Wachovia Bank, National Association, as administrative agent, and various other lenders party thereto entered into the Fourth Amendment to the Amended and Restated Revolving Credit Loan Agreement (the “Fourth Amendment”).  The Amended and Restated Revolving Credit Loan Agreement was originally entered into on January 24, 2006 and amended on November 1, 2006, February 7, 2007 and May 8, 2007 (as amended, the “Amended and Restated Credit Agreement”).

On September 7, 2007, the Fourth Amendment became effective as of June 30, 2007.  The effectiveness of the Fourth Amendment was subject to Supplemental Indenture No. 1 to the Junior Subordinated Indenture between OHI Financing, Inc. and the Bank of New York Trust Company, National Association relating to the $75.0 million of 8.61% Trust Preferred Securities issued by Orleans Trust II on August 13, 2007 becoming effective.  Supplemental Indenture No. 1 became effective on September 7, 2007, allowing the Fourth Amendment to then become effective.

Among other things, the Fourth Amendment reduced the borrowing limit under the credit facility by 10% from $650.0 million to $585.0 million in aggregate, extended the maturity date by one year to December 20, 2009 for consenting Lenders and made certain other modifications applicable to all Lenders, including modifications to financial covenants and definitions.  Lenders that consented to the Fourth Amendment currently hold 76.46% of the total commitments for the facility.  The number of consenting lenders could, however, increase.

The description of the Fourth Amendment set forth below is qualified in its entirety by the text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 10.1.

•                  Subject to the terms of the Amended and Restated Credit Facility, the facility maturity date was extended to December 20, 2009 for consenting lenders.  Lenders that did not consent to the Fourth Amendment have the right to be repaid on the original maturity date of December 20, 2008, effectively reducing the size of the facility at that time.  Pursuant to the Fourth Amendment, presently, $447.3 million of the $585.0 million facility matures on December 20, 2009 and the remaining $137.7 million matures on December 20, 2008, the original maturity date.  The amount of the facility maturing on December 20, 2009 could increase if additional lenders consent to the Fourth Amendment.

•                  For any borrowing base certificate that is dated as of a date after July 31, 2007 and on or before December 31, 2007, the maximum borrowing base availability attributable to units not subject to a qualifying agreement of sale may not exceed 45% of the aggregate borrowing base availability attributable to all units.  For any borrowing base certificate that is dated as of a date after December 31, 2007, the maximum borrowing base availability attributable to units not subject to a qualifying agreement of sale may not exceed 37.5% of the aggregate borrowing base availability attributable to all units.

•                  The debt service coverage ratio covenant was eliminated for the fiscal quarters ending June 30, 2007, September 30, 2007 and December 31, 2007.  The minimum debt service coverage ratio was reduced to 0.50-to-1.00 for the fiscal quarters ending March 31, 2008 and June 30, 2008, 0.70-to-1.00 for the fiscal quarters ending September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, and 1.00-to-1.00 for the fiscal quarters ending September 30, 2009.

•                  The required minimum consolidated tangible net worth covenant was reset to $200,000,000 at June 30, 2007.  For all dates after June 30, 2007, the required minimum consolidated tangible net worth is the sum of (i) the greater of (A) 92.5% of the actual consolidated tangible net worth of the Company at June 30, 2007 as reflected in its financial statements or (B) $192.0 million, plus (ii) an amount equal to 50% of the positive net income of the Company earned since June 30, 2007 and all of the net proceeds of equity securities issued by the Company or any of its subsidiaries after June 30, 2007.  In addition, the definition of consolidated tangible net worth was amended, effective for all dates after June 30, 2007, so that tangible deferred marketing expenses are no longer deducted when determining consolidated tangible net worth.

•                  The maximum leverage ratio measured at the end of each quarter was reduced to 2.75-to-1.00 for fiscal quarters ending on or after June 30, 2008.  No change was made for fiscal quarters ending prior to June 30, 2008.  For purposes of determining the leverage ratio, the amount of the Company’s debt is reduced by the amount any cash due from title companies in transit on closed homes at the end of the quarter if and to the extent the Company’s debt is reduced within four (4) business days after the end of the quarter by application of such cash.

•                  The definition of “Applicable Spread,” effective as of September 1, 2007, was revised so that if the leverage ratio is not greater than 1.75-to-1.00, the applicable spread will be 227.5 basis points, if the leverage ratio is greater than 1.75-to-1.00 and not greater than 2.00-to-1.00, the applicable spread will be 250.0 basis points, if the leverage ratio is greater than 2.00-to-1.00 and not greater than 2.50-to-1.00, the applicable spread will be 262.5 basis points and if the leverage ratio exceeds 2.50-to-1.00, the applicable spread will be 275.0 basis points.  The applicable spread was adjusted as of September 1, 2007 to 275.0 basis points over the applicable LIBOR market index and will be adjusted quarterly going forward.

•                  The maximum ratio of the book value of all land owned that is not subject to a qualifying agreement of sale and on which no unit has been or is being constructed to the Company’s consolidated adjusted tangible net worth was reset to (i) 2.10-to-1.00 at June 30, 2007, (ii) 2.00-to-1.00 at September 30, 2007, December 31, 2007 and March 31, 2008, (iii) 1.85-to-1.00 at June 30, 2008, September 30, 2008 and December 31, 2008 and (iv) 1.75-to-1.00 at March 31, 2009 and through maturity.  In addition, the aggregate book value of all raw land and land which has received certain approvals may not exceed 25% of the Company’s consolidated tangible net worth.

•                  The maximum aggregate number of units not subject to a qualifying agreement of sale which the Company may own at any time was increased to thirty-five percent of the total number of units sold and settled by the Company in the immediately preceding four fiscal quarters.

•                  A required minimum liquidity level based on cash plus borrowing base availability was added.  Under this covenant, the Company must have (i) at least $10.0 million of cash and cash equivalents (as defined) at all times, and (ii) at least $15.0 million of liquidity (as defined and including cash and cash equivalents) as of the date of each borrowing base certificate.

•                  A minimum cash flow from operations ratio based on cash flow from operations to interest incurred was added.  Under this covenant, which is applicable starting with the twelve-month period ending December 31, 2007, if the interest coverage ratio is less than 1.25-to-1.00, the Company must have a cash flow from operations to interest incurred ratio (as defined) of at least 1.50-to-1.00.  During the first four quarter period during which this covenant is applicable,  even if the interest coverage ratio is less than 1.25-to-1.00, the cash flow from operations ratio may be less than 1.50-to-1.00 during any one period, so long as it is greater than 1.00-to-1.00.  Cash flow from operations is calculated based on the last twelve months cash flow from operations and adjusted for interest expense and includes any amounts from the disposition of model homes that are subject to a sale-leaseback transaction to the extent such amounts are not otherwise included in net cash provided by operating activities.

•                  The Company may not incur additional subordinated debt, except to refinance, renew or extend existing permitted subordinated debt.

•                  The definition of “Permitted Debt” was modified to expand the sources that can provide permitted purchase money mortgage loans in connection with the acquisition of land to include sources other than sellers  and to limit such debt to $50,000,000 at any time.

On September 12, 2007, the Company issued a press release announcing the Fourth Amendment, a copy of which is furnished herewith as Exhibit 99.1

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1

Fourth Amendment to Amended and Restated Revolving Credit Loan Agreement, dated as of September 6, 2007 and effective as of June 30, 2007, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

**99.1	Orleans Homebuilders, Inc. press release dated September 12, 2007.

*                    Filed herewith.

**             Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: September 12, 2007
	By:	GARRY P. HERDLER
Garry P. Herdler
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished (as indicated) with this Current Report on Form 8-K:

Exhibit No.	Description

*10.1

Fourth Amendment to Amended and Restated Revolving Credit Loan Agreement, dated as of September 6, 2007 and effective as of June 30, 2007, by and among Greenwood Financial, Inc. and certain affiliates, Orleans Homebuilders, Inc., Wachovia Bank, National Association and various other lenders party thereto.

**99.1	Orleans Homebuilders, Inc. press release dated September 12, 2007.

*                    Filed herewith.

**             Furnished herewith.